Filed Pursuant to Rule 424(b)(3)

Registration No. 333-288770

PROSPECTUS

Sky Quarry Inc.

Up to 14,517,227 Shares of Common Stock

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This prospectus relates to the sale of 14,517,227 shares of our common stock by Varie Asset Management, LLC, or the Selling Stockholder, which includes:

•120,000 shares of common stock issuable upon conversion of a 12% convertible promissory note in the principal amount of $150,000 issued to the Selling Stockholder on May 22, 2025, at an initial conversion price of $1.25 per share, which we refer to as the May Convertible Note, and 60,000 shares of common stock issuable upon exercise of a warrant issued to the Selling Stockholder on May 22, 2025, at an initial exercise price of $1.25 per share, which we refer to as the May Warrant;

•198,413 shares of common stock issuable upon conversion of a 12% convertible promissory note in the principal amount of $125,000 issued to the Selling Stockholder on July 22, 2025, at an initial conversion price of $0.63 per share, which we refer to as the July Convertible Note, and 50,000 shares of common stock issuable upon exercise of a warrant issued to the Selling Stockholder on July 22, 2025, at an initial exercise price of $0.63 per share, which we refer to as the July Warrant;

•364,584 shares of common stock issuable upon conversion of a 12% convertible promissory note in the principal amount of $175,000 issued to the Selling Stockholder on August 29, 2025, at an initial conversion price of $0.48 per share, which we refer to as the August Convertible Note, and 70,000 shares of common stock issuable upon exercise of a warrant issued to the Selling Stockholder on August 29, 2025, at an initial exercise price of $0.48 per share, which we refer to as the August Warrant; and

•up to 13,654,230 shares of common stock that we have issued, or may, in our sole discretion, elect to issue and sell to the Selling Stockholder pursuant to a purchase agreement that we entered into with the Selling Stockholder on July 9, 2025, which we refer to as the Purchase Agreement.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, we may receive proceeds from cash exercises of the May Warrant, the July Warrant and the August Warrant (which we collectively refer to as the Warrants) and up to $8,125,000 in aggregate gross proceeds under the Purchase Agreement from sales of our common stock we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus.

Please see “The Convertible Notes and Warrants” for a description of the terms of the May Convertible Note, the July Convertible Note and the August Convertible Note, which we collectively refer to as the Convertible Notes, and the Warrants, “The Purchase Agreement” for a description of the Purchase Agreement, and “Selling Stockholder” for additional information regarding the Selling Stockholder.

The Selling Stockholder may sell or otherwise dispose of the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell or otherwise dispose of the shares of common stock being registered pursuant to this prospectus. The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Stockholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “SKYQ.” On September 10, 2025, the closing price of our common stock on The Nasdaq Capital Market was $0.559.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 8 of this prospectus and the reports we file with the Securities and Exchange Commission incorporated by reference in this prospectus to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2025

We have not, and the Selling Stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or free writing prospectus, and neither we nor the Selling Stockholder take any responsibility for any other information that others may give you. We and the Selling Stockholder are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus relates to the offering of our common stock. Before buying any of our common stock, you should carefully read this prospectus, any supplement to this prospectus, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus or in the documents incorporated by reference into this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus or in the documents incorporated by reference into this prospectus may appear without the ®, TM or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Information Incorporated by Reference” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Unless otherwise indicated by the context, reference in this prospectus to “we,” “us,” “our,” “our company” and similar references are to the combined business of Sky Quarry Inc., a Delaware corporation, and its consolidated subsidiaries.

OUR COMPANY

Overview

We are an oil production, refining, and development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils, providing sustainable refined crude products. We expect the recycling and production of oil from asphalt shingles to reduce the dependence on landfills for the disposal of waste and to also reduce dependence on foreign and domestic virgin crude oil extraction for industrial uses.

We have developed a process for separating oil from oily sands and other oil-bearing solids utilizing a proprietary solvent, which we refer to as our ECOSolv technology or the ECOSolv process. The solvent is used in a closed-loop distillation and evaporation circuit which results in up to 99% of the solvent being recoverable for continuous reuse and requires no water. The solvent has demonstrated oil separation rates of up to 95% in bench testing using samples of both mined crushed ore and ground asphalt shingles. Bench testing was conducted in house, and through unaffiliated third parties, which were completed on May 3, 2022 and August 30, 2022.

Currently, we intend to finish retrofitting our oil sands remediation facility located in PR Spring in eastern Utah in the next twelve months to recycle waste asphalt shingles using our ECOSolv technology, to produce and sell oil as well as asphalt paving aggregate mined from our bitumen deposit.

We intend to continue to develop regional model asphalt shingle recycling facilities, which can be deployed in areas with high concentrations of waste asphalt shingles and near asphalt shingle manufacturing centers. Our design contemplates a modular, scalable, purpose-built facility capable of remediating waste asphalt shingles and separation into their base components of bitumen / asphalt cement, shingle granules, sand aggregate, limestone and fiberglass.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of this offering, (ii) the last day of the first fiscal year in which our total annual gross revenues are $1.235 billion or more, (iii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iv) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Corporate Information

Our principal executive offices are located at 707 W. 700 S. Suite 101, Woods Cross, UT 84087 and our telephone number is (424) 394-1090. We maintain a website at www.skyquarry.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

THE CONVERTIBLE NOTES AND WARRANTS

May Convertible Note and Warrant

On May 22, 2025, we entered into a note purchase agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased the May Convertible Note and the May Warrant for a purchase price of $150,000. The note purchase agreement contains customary representations and warranties and covenants.

The May Convertible Note accrues interest at a rate of twelve percent (12%) per annum, paid semi-annually in cash commencing on December 31, 2025, with all unpaid principal and interest due and payable on May 22, 2027; provided that upon an event of default (as defined in the May Convertible Note), the interest rate shall increase to fourteen percent (14%) per annum. We may prepay all or any portion of the May Convertible Note at any time prior to maturity; provided that if the May Convertible Note is paid within the first twelve months after issuance, we must pay a one percent (1%) prepayment penalty.  The principal amount and outstanding accrued interest may be converted into shares of common stock at any time at an initial conversion price of $1.25 per share, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as an antidilution adjustment, which provides that if we sell securities convertible into shares of common stock for cash in a minimum amount of $250,000, and the conversion price of such securities is lower than the conversion price then in effect for the May Convertible Note, the conversion price shall be reduced to such lower price, subject to a floor price of $0.50 per share. The May Convertible Note contains customary events of default for a loan of this type.

The May Warrant may be exercised for a period of twenty-four (24) months at an initial exercise price of $1.25, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions.

On July 9, 2025, we also entered into a registration rights agreement with the Selling Stockholder, or the Registration Rights Agreement, pursuant to which we agreed to register for resale under the Securities Act the shares of common stock that have been or may be issued to the Selling Stockholder under the May Convertible Note, the May Warrant and the Purchase Agreement. Pursuant to the Registration Rights Agreement, we agreed to file an initial registration statement on Form S-1 within ten (10) business days after the date of the Registration Rights Agreement and use our best efforts to have such registration statement declared effective by the SEC at the earliest possible date. The Registration Rights Agreement also contains customary covenants and indemnification provisions.

July Convertible Note and Warrant

On July 22, 2025, we entered into a note purchase agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased the July Convertible Note and the July Warrant for a purchase price of $125,000. The note purchase agreement contains customary representations and warranties and covenants.

The July Convertible Note accrues interest at a rate of twelve percent (12%) per annum, paid semi-annually in cash commencing on December 31, 2025, with all unpaid principal and interest due and payable on July 22, 2027; provided that upon an event of default (as defined in the July Convertible Note), the interest rate shall increase to fourteen percent (14%) per annum. We may prepay all or any portion of the July Convertible Note at any time prior to maturity; provided that if the July Convertible Note is paid within the first twelve months after issuance, we must pay a one percent (1%) prepayment penalty.  The principal amount and outstanding accrued interest may be converted into shares of common stock at any time at an initial conversion price of $0.63 per share, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as an antidilution adjustment, which provides that if we sell securities convertible into shares of common stock for cash in a minimum amount of $250,000, and the conversion price of such securities is lower than the conversion price then in effect for the July Convertible Note, the conversion price shall be reduced to such lower price, subject to a floor price of $0.50 per share. The July Convertible Note contains customary events of default for a loan of this type.

The July Warrant may be exercised for a period of twenty-four (24) months at an initial exercise price of $0.63, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions.

August Convertible Note and Warrant

On August 29, 2025, we entered into a note purchase agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased the August Convertible Note and the August Warrant for a purchase price of $175,000. The note purchase agreement contains customary representations and warranties and covenants.

The August Convertible Note accrues interest at a rate of twelve percent (12%) per annum, paid semi-annually in cash commencing on December 31, 2025, with all unpaid principal and interest due and payable on August 29, 2027; provided that upon an event of default (as defined in the August Convertible Note), the interest rate shall increase to fourteen percent (14%) per annum. We may prepay all or any portion of the August Convertible Note at any time prior to maturity; provided that if the August Convertible Note is paid within the first twelve months after issuance, we must pay a one percent (1%) prepayment penalty.  The principal amount and outstanding accrued interest may be converted into shares of common stock at any time at an initial conversion price of $0.48 per share, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as an antidilution adjustment, which provides that if we sell securities convertible into shares of common stock for cash in a minimum amount of $250,000, and the conversion price of such securities is lower than the conversion price then in effect for the August Convertible Note, the conversion price shall be reduced to such lower price, subject to a floor price of $0.40 per share. The August Convertible Note contains customary events of default for a loan of this type.

The August Warrant may be exercised for a period of twenty-four (24) months at an initial exercise price of $0.48, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions.

THE PURCHASE AGREEMENT

On July 9, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has agreed to purchase from us up to an aggregate of $8,125,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement.

This prospectus covers the resale by the Selling Stockholder pursuant to the Purchase Agreement of 13,654,230 shares of our common stock, comprised of: (i) 366,260 shares that we issued to the Selling Stockholder, or the Initial Commitment Shares; (ii) up to 183,131 shares that we may issue to the Selling Stockholder from time to time in connection with each purchase of common stock by the Selling Stockholder, or the Additional Commitment Shares, in each case, as consideration for the Selling Stockholder’s commitment to purchase shares of common stock under the Purchase Agreement, and (iii) 13,104,839 shares that we have reserved for issuance and sale to the Selling Stockholder in the future under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement of which this prospectus forms a part registering the shares issued and being issued and sold to the Selling Stockholder. Thereafter, we may, from time to time and at our sole discretion for a period of 24-months, on any business day that we select, direct the Selling Stockholder to purchase up to 40,000 shares of common stock, which amounts may be increased depending on the market price of our common stock at the time of sale.

We will control the timing and amount of any sales of our common stock to the Selling Stockholder. The purchase price of the shares that may be sold to the Selling Stockholder under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement; provided, however, that we will not sell any shares of our common stock to the Selling Stockholder at a price of less than $0.62 per share. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute such price.

We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one (1) business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or the Registration Rights Agreement. The Selling Stockholder may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder and its affiliates, would result in the Selling Stockholder and its affiliates having beneficial ownership at any single point in time of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

THE OFFERING

Common stock offered by the Selling Stockholder pursuant to this prospectus:

14,517,227 shares consisting of:

•120,000 shares of common stock issuable upon conversion of the May Convertible Note;

•60,000 shares of common stock issuable upon exercise of the May Warrant;

•198,413 shares of common stock issuable upon conversion of the July Convertible Note;

•50,000 shares of common stock issuable upon exercise of the July Warrant;

•364,584 shares of common stock issuable upon conversion of the August Convertible Note;

•70,000 shares of common stock issuable upon exercise of the August Warrant;

•366,260 Initial Commitment Shares issued to the Selling Stockholder upon the execution of the Purchase Agreement;

•up to 183,131 Additional Commitment Shares that may be issued to the Selling Stockholder; and

•up to 13,104,839 additional shares that we may sell and issue to the Selling Stockholder under the Purchase Agreement.

Common stock outstanding:(1)	23,314,603 shares of common stock.
Use of proceeds:

We will not receive any proceeds from the sales of common stock included in this prospectus by the Selling Stockholder. We may receive proceeds from cash exercises of the Warrants and up to $8,125,000 in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion. We intend to use any net proceeds that we received under the Purchase Agreement for the repayment of certain debt and for working capital and other general corporate purposes. See “Use of Proceeds” for more information.

Risk factors:

Investing in our securities involves a high degree of risk. You should read “Risk Factors” beginning on page 8 of this prospectus and the reports we file with the SEC incorporated by reference in this prospectus to read about factors to consider before purchasing our securities.

Trading market and symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “SKYQ.”

(1)The number of shares of common stock outstanding is based on 23,314,603 shares outstanding as of the date of this prospectus and excludes:

•6,805,271 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.41 per share (including shares issuable upon exercise of the Warrants);

•932,453 shares of common stock issuable upon the exercise of outstanding options at a weighted average exercise price of $3.80 per share;

•3,067,547 additional shares of common stock that are reserved for issuance under our 2020 Stock Plan;

•shares of common stock issuable upon the conversion of a secured promissory note in the principal amount of $1,200,000 issued to KF Business Ventures, LP, or KF Ventures, which is convertible into shares of common stock at a conversion price of $0.83 per share (subject to adjustment);

•shares of common stock issuable upon the conversion of a promissory note in the amount of $2,000,000 issued to Bengt Eriksson, which is convertible into shares of common stock at a conversion price of $4.80 (subject to adjustment);

•shares of common stock issuable pursuant to our advisory agreement with KF Ventures, dated December 2, 2024, which provides that we shall issue KF Ventures 10,274 shares per month during the term of the agreement, which is for a period of six months but will be automatically extended for a period of six months for each month the secured promissory note referred to above remains unpaid; and

•682,997 shares of common stock issuable upon conversion of the Convertible Notes.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please also refer to the section titled “Cautionary Note Regarding Forward-Looking Statements.” In addition to the risks that we have previously disclosed, our business is subject to the following risks.

Risks Related to this Offering

The sale or issuance of our common stock to the Selling Stockholder may cause dilution and the sale of the shares of common stock acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our common stock to decrease.

On July 9, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which (i) we issued 366,260 shares to the Selling Stockholder as the Initial Commitment Shares, (ii) we have reserved and may issue 183,131 additional shares to the Selling Stockholder as the Additional Commitment Shares, in each case, as consideration for the Selling Stockholder’s commitment to purchase shares of common stock under the Purchase Agreement, and (iii) the Selling Stockholder has committed to purchase up to $8,125,000 of our common stock.

The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to the Selling Stockholder at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus forms a part. The purchase price for the shares that we may sell to the Selling Stockholder under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease.

We generally have the right to control the timing and amount of any future sales of our shares to the Selling Stockholder. Additional sales of our common stock, if any, to the Selling Stockholder will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to the Selling Stockholder, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Further, we are not restricted from issuing additional securities in the future, including our common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct the Selling Stockholder to purchase up to $8,125,000 worth of shares of our common stock under our agreement over a 24-month period in amounts up to 40,000 shares of our common stock, which may be increased depending on the market price of our common stock at the time of sale, and, in each case, subject to a maximum limit of $300,000 per purchase, on any single business day (such share amounts being subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement). Although the Purchase Agreement allows us to access up to $8,125,000, there can be no assurance that we will have the ability to access any or all of such amounts as a result of certain restrictions in the Purchase Agreement, including minimum stock price and minimum volume restrictions.

The extent we rely on the Selling Stockholder as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure financing from other sources. If obtaining sufficient financing from the Selling Stockholder were to prove unavailable or prohibitively dilutive, we may need to secure another source of funding in order to satisfy our financing needs. Even if we sell all $8,125,000 under the Purchase Agreement to the Selling Stockholder, we may still need additional capital to finance our future working capital needs, and we may have to raise funds through the issuance of equity or debt securities. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, preferred stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.

Should the financing we require to sustain our financing needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used as you may deem to be appropriate. It is possible that, pending their use, we may invest those net proceeds in a manner that may not yield a favorable, or any, return for us. The manner in which our management uses such funds could have a material adverse effect on our business, financial condition, operating results and cash flows.

We may not be able to maintain a listing of our common stock on Nasdaq.

Our common stock is currently listed on the Nasdaq Capital Market, or Nasdaq. We must meet certain financial and liquidity criteria to maintain the listing of our common stock on Nasdaq. If we fail to meet any of Nasdaq’s continued listing standards or we violate Nasdaq listing requirements, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing.

On March 28, 2025, we received a notification letter from Nasdaq notifying us that we were not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on Nasdaq. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our common stock for the 30 consecutive business days prior to March 28, 2025, we no longer meet the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided 180 calendar days, or until September 28, 2025, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.  In addition, if our common stock does not immediately trade on another national securities exchange or on the OTCQX or OTCQB markets operated by the OTC Markets Group Inc. following a delisting, then such a delisting would be deemed a suspension event pursuant to the Purchase Agreement that would prohibit us from raising capital through the sale of our common stock thereunder. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment in our company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus and any accompanying prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this offering. However, we may receive up to $138,750 in gross proceeds upon the exercise of the Warrants and up to $8,125,000 in aggregate gross proceeds (subject to certain limitations) under the Purchase Agreement from any sales we make to the Selling Stockholder pursuant to the Purchase Agreement after the date of this prospectus. It is possible that no shares will be sold under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

We intend to use the net proceeds that we receive for general corporate and working capital purposes; provided that any amounts exceeding $1,000,000 shall be subject to the following allocation: 25% of the excess amounts shall be utilized to pay down the existing debt obligations described below, with the remaining funds allocated to general corporate and working capital purposes.

We are party to several agreements related to the sale of future revenues with Libertas Funding, LLC, or Libertas. The agreements contain substantially the same terms and conditions and grant a continuing security interest in all of the assets of our subsidiary Foreland Refining Corporation, or Foreland, to the extent and in the amount of the purchased receivables.

On October 25, 2023, Foreland entered into an agreement of sale of future receivables with Libertas for the sale of $1,731,660 of future sales receipts for gross proceeds of $1,302,000. Under the agreement, Foreland will make weekly deliveries of receivables of not less than $37,482 until the amount sold is extinguished. As of September 9, 2025, a total of $97,049, exclusive of debt discounts, remained outstanding.

On January 11, 2024, Foreland entered into an agreement of sale of future receivables with Libertas for the sale of $1,268,582 of future sales receipts for gross proceeds of $2,056,916. Under the agreement, Foreland will make weekly deliveries of receivables of not less than $56,988 until the amount sold is extinguished. As of September 9, 2025, a total of $1,194,582, exclusive of debt discounts, remained outstanding.

On January 18, 2024, Foreland entered into an agreement of sale of future receivables with Libertas for the sale of $4,224,000 of future sales receipts for gross proceeds of $3,300,000. Under the agreement, Foreland will make weekly deliveries of receivables of not less than $91,429 until the amount sold is extinguished. As of September 9, 2025, a total of $2,395,881, exclusive of debt discounts, remained outstanding.

On February 19, 2024, Foreland entered into an agreement of sale of future receivables with Libertas for the sale of $1,386,000 of future sales receipts for gross proceeds of $1,018,500. Under the agreement, Foreland will make weekly deliveries of receivables of not less than $30,000 until the amount sold is extinguished. As of September 9, 2025, a total of $387,175, exclusive of debt discounts, remained outstanding.

As of September 9, 2025, the total amount outstanding for Libertas pursuant to the agreements described above is $4,074,687 with an effective interest rate of 31% per annum.

Pending the uses described above, we may invest the net proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government. Our management will retain broad discretion over the allocation of the net proceeds. See “Risk Factors—Risks Related to this Offering—Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to the Selling Stockholder, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.”

DIVIDEND POLICY

Except with respect to our series B preferred stock, which entitled holders to an annual dividend in the amount of 8% of the original issue price of such series B preferred stock, we have never declared or paid cash dividends on our capital stock.  All of the outstanding shares of series B preferred stock were converted into shares of our common stock in connection with our public offering on October 10, 2024. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

THE CONVERTIBLE NOTES AND WARRANTS

May Convertible Note and Warrant

On May 22, 2025, we entered into a note purchase agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased the May Convertible Note and the May Warrant for a purchase price of $150,000. The note purchase agreement contains customary representations and warranties and covenants.

The May Convertible Note accrues interest at a rate of twelve percent (12%) per annum, paid semi-annually in cash commencing on December 31, 2025, with all unpaid principal and interest due and payable on May 22, 2027; provided that upon an event of default (as defined in the May Convertible Note), the interest rate shall increase to fourteen percent (14%) per annum. We may prepay all or any portion of the May Convertible Note at any time prior to maturity; provided that if the May Convertible Note is paid within the first twelve months after issuance, we must pay a one percent (1%) prepayment penalty.  The principal amount and outstanding accrued interest may be converted into shares of common stock at any time at an initial conversion price of $1.25 per share, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as an antidilution adjustment, which provides that if we sell securities convertible into shares of common stock for cash in a minimum amount of $250,000, and the conversion price of such securities is lower than the conversion price then in effect for the May Convertible Note, the conversion price shall be reduced to such lower price, subject to a floor price of $0.50 per share. The May Convertible Note contains customary events of default for a loan of this type.

The May Warrant may be exercised for a period of twenty-four (24) months at an initial exercise price of $1.25, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions.

On July 9, 2025, we also entered into the Registration Rights Agreement with the Selling Stockholder, pursuant to which we agreed to register for resale under the Securities Act the shares of common stock that have been or may be issued to the Selling Stockholder under the May Convertible Note, the May Warrant and the Purchase Agreement. Pursuant to the Registration Rights Agreement, we agreed to file an initial registration statement on Form S-1 within ten (10) business days after the date of the Registration Rights Agreement and use our best efforts to have such registration statement declared effective by the SEC at the earliest possible date. The Registration Rights Agreement also contains customary covenants and indemnification provisions.

July Convertible Note and Warrant

On July 22, 2025, we entered into a note purchase agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased the July Convertible Note and the July Warrant for a purchase price of $125,000. The note purchase agreement contains customary representations and warranties and covenants.

The July Convertible Note accrues interest at a rate of twelve percent (12%) per annum, paid semi-annually in cash commencing on December 31, 2025, with all unpaid principal and interest due and payable on July 22, 2027; provided that upon an event of default (as defined in the July Convertible Note), the interest rate shall increase to fourteen percent (14%) per annum. We may prepay all or any portion of the July Convertible Note at any time prior to maturity; provided that if the July Convertible Note is paid within the first twelve months after issuance, we must pay a one percent (1%) prepayment penalty.  The principal amount and outstanding accrued interest may be converted into shares of common stock at any time at an initial conversion price of $0.63 per share, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as an antidilution adjustment, which provides that if we sell securities convertible into shares of common stock for cash in a minimum amount of $250,000, and the conversion price of such securities is lower than the conversion price then in effect for the July Convertible Note, the conversion price shall be reduced to such lower price, subject to a floor price of $0.50 per share. The July Convertible Note contains customary events of default for a loan of this type.

The July Warrant may be exercised for a period of twenty-four (24) months at an initial exercise price of $0.63, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions.

August Convertible Note and Warrant

On August 29, 2025, we entered into a note purchase agreement with the Selling Stockholder, pursuant to which the Selling Stockholder purchased the August Convertible Note and the August Warrant for a purchase price of $175,000. The note purchase agreement contains customary representations and warranties and covenants.

The August Convertible Note accrues interest at a rate of twelve percent (12%) per annum, paid semi-annually in cash commencing on December 31, 2025, with all unpaid principal and interest due and payable on August 29, 2027; provided that upon an event of default (as defined in the August Convertible Note), the interest rate shall increase to fourteen percent (14%) per annum. We may prepay all or any portion of the August Convertible Note at any time prior to maturity; provided that if the August Convertible Note is paid within the first twelve months after issuance, we must pay a one percent (1%) prepayment penalty.  The principal amount and outstanding accrued interest may be converted into shares of common stock at any time at an initial conversion price of $0.48 per share, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions, as well as an antidilution adjustment, which provides that if we sell securities convertible into shares of common stock for cash in a minimum amount of $250,000, and the conversion price of such securities is lower than the conversion price then in effect for the August Convertible Note, the conversion price shall be reduced to such lower price, subject to a floor price of $0.40 per share. The August Convertible Note contains customary events of default for a loan of this type.

The August Warrant may be exercised for a period of twenty-four (24) months at an initial exercise price of $0.48, which such exercise price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all of our assets, mergers, consolidations or similar transactions.

THE PURCHASE AGREEMENT

General

On July 9, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which the Selling Stockholder has agreed to purchase from us up to an aggregate of $8,125,000 of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement.

This prospectus covers the resale by the Selling Stockholder pursuant to the Purchase Agreement of 13,654,230 shares of our common stock, comprised of: (i) 366,260 Initial Commitment Shares that we issued to the Selling Stockholder; (ii) up to 183,131 Additional Commitment Shares that we may issue to the Selling Stockholder from time to time in connection with each purchase of common stock by the Selling Stockholder, in each case, as consideration for the Selling Stockholder’s commitment to purchase shares of common stock under the Purchase Agreement, and (iii) 13,104,839 shares that we have reserved for issuance and sale to the Selling Stockholder in the future under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement of which this prospectus forms a part registering the shares issued and being issued and sold to the Selling Stockholder. Thereafter, we may, from time to time and at our sole discretion for a period of 24-months, on any business day that we select, direct the Selling Stockholder to purchase up to 40,000 shares of common stock, which amounts may be increased depending on the market price of our common stock at the time of sale.

We will control the timing and amount of any sales of our common stock to the Selling Stockholder. The purchase price of the shares that may be sold to the Selling Stockholder under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our common stock immediately preceding the time of sale as computed under the Purchase Agreement; provided, however, we will not sell any shares of our common stock to the Selling Stockholder at a price of less than $0.62 per share. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction occurring during the business days used to compute such price.

We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one (1) business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or the Registration Rights Agreement. The Selling Stockholder may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing the Selling Stockholder to purchase any shares of common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by the Selling Stockholder and its affiliates, would result in the Selling Stockholder and its affiliates having beneficial ownership at any single point in time of more than 9.99% of the then total outstanding shares of our common stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day that we select (and provided (A) the closing sale price of our common stock on the purchase date is not less than $0.64 (as adjusted pursuant to the Purchase Agreement) and (B) all shares of common stock subject to all prior regular purchases and all Additional Commitment Shares required to be issued to the Selling Stockholder have been properly delivered to the Selling Stockholder in accordance with the Purchase Agreement), we may direct the Selling Stockholder to purchase up to 40,000 shares of our common stock on such business day, provided, however, that (i) the purchase may be increased to up to 60,000 shares if the closing sale price of our common stock is not below $0.80 on the purchase date, (ii) the purchase may be increased to up to 80,000 shares if the closing sale price of our common stock is not below $1.00 on the purchase date, and (iii) the purchase may be increased to up to 100,000 shares if the closing sale price of the common stock is not below $2.00 on the purchase date (which such share amount limitation is referred to herein as the Purchase Share Limit). In each case, the Selling Stockholder’s maximum commitment in any single purchase may not exceed $300,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring the Selling Stockholder to purchase common stock at an aggregate purchase price equal to or greater than $100,000 in any single purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $100,000.

The purchase price per share for each such purchase will be equal to 97% of the lower of (i) the lowest sale price for our common stock on the purchase date of such shares and (ii) the arithmetic average of the three lowest closing sale prices for our common stock during the ten (10) consecutive business days ending on the business day immediately preceding the purchase date of such shares, subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.  Notwithstanding the foregoing, the purchase price shall not be less than $0.62 per share.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to the Selling Stockholder.

Suspension Events

Suspension events under the Purchase Agreement include the following:

•the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or such registration statement (or the prospectus forming a part thereof) are unavailable for the resale by the Selling Stockholder of our common stock offered hereby, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

•suspension by our principal market of our common stock from trading for a period of one (1) business day;

•the de-listing of our common stock from The Nasdaq Capital Market, our principal market, provided our common stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, or the OTCQX or OTCQB operated by the OTC Markets Group Inc. (or any nationally recognized successors thereto);

•the failure of our transfer agent to issue to the Selling Stockholder shares of our common stock within two (2) business days after the applicable date on which the Selling Stockholder is entitled to receive such shares;

•any breach of the representations or warranties or covenants contained in the Purchase Agreement or the Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five (5) business days;

•any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

•if at any time we are not eligible to transfer our common stock electronically.

The Selling Stockholder does not have the right to terminate the Purchase Agreement upon any of the suspension events set forth above. During a suspension event, all of which are outside of the Selling Stockholder’s control, we may not direct the Selling Stockholder to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to the Selling Stockholder to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by the Selling Stockholder

The Selling Stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

No Prohibitions on Future Financings

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or the Registration Rights Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 13,654,230 shares registered in this offering that have been and may be issued or sold by us to the Selling Stockholder under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered pursuant to the Purchase Agreement in this offering, excluding the Initial Commitment Shares, will be sold to the Selling Stockholder over a period of up to 24-months. The resale by the Selling Stockholder of a significant amount of shares registered in this offering, at any given time during the pendency of this offering, could cause the market price of our common stock to decline and to be volatile. Resales of our common stock to the Selling Stockholder, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some or none of the shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to the Selling Stockholder, after the Selling Stockholder has acquired the shares, the Selling Stockholder may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to the Selling Stockholder by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to the Selling Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to the Selling Stockholder and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct the Selling Stockholder to purchase up to $8,125,000 of our common stock. The number of shares ultimately offered for resale by the Selling Stockholder under this prospectus is dependent upon the number of shares we direct the Selling Stockholder to purchase under the Purchase Agreement.

The following table sets forth the amount of gross proceeds we would receive from the Selling Stockholder from our sale of shares to the Selling Stockholder under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder(1)	Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement
$0.62	13,104,839	36.0%	$8,125,000
$0.65	12,500,000	34.9%	$8,125,000
$0.75	10,833,334	31.8%	$8,125,000
$0.85	9,558,824	29.1%	$8,125,000
$0.95	8,552,632	26.8%	$8,125,000
$1.05	7,738,096	24.9%	$8,125,000
$1.15	7,065,218	23.3%	$8,125,000

(1)The denominator is based on 23,314,603 shares outstanding as of the date of this prospectus (which number includes the 366,260 Initial Commitment Shares), adjusted to include the number of shares set forth in the column titled “Number of Registered Shares to be Issued if Full Purchase,” which we would have sold to the Selling Stockholder, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement, set forth in the column titled “Number of Registered Shares to be Issued if Full Purchase,” at the corresponding assumed purchase price set forth in the adjacent column. The table does not give effect to the Beneficial Ownership Cap.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder of shares of our common stock that have been or may be issued to the Selling Stockholder upon conversion of the Convertible Notes, exercise of the Warrants and pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement.

The Selling Stockholder may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we may issue to it from time to time at our discretion under the Purchase Agreement. The Selling Stockholder may sell some, all or none of its shares. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholder and reflects its holdings as of the date of this prospectus. Neither the Selling Stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to the offering is based on 23,314,603 shares of our common stock outstanding as of the date of this prospectus.

Name of Beneficial Owner	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned After this Offering(1)
	Shares	%		Shares	%
Varie Asset Management, LLC (2)	1,336,299	5.53%	14,517,227	107,042	*

* Less than one percent (1%)

(1)Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the Selling Stockholder is under no obligation known to us to sell any shares of common stock at this time.

(2)The number of shares beneficially owned prior to this offering consists of (i) 120,000 shares of common stock issuable upon conversion of the May Convertible Note, (ii) 60,000 shares of common stock issuable upon exercise of the May Warrant, (iii) 198,413 shares of common stock issuable upon conversion of the July Convertible Note, (iv) 50,000 shares of common stock issuable upon exercise of the July Warrant; (v) 364,584 shares of common stock issuable upon conversion of the August Convertible Note, (vi) 70,000 shares of common stock issuable upon exercise of the August Warrant, (vii) 366,260 shares of common stock issued to the Selling Stockholder as the Initial Commitment Shares, and (viii) 107,042 shares of common stock owned by the Selling Stockholder. The number of shares being offered includes the foregoing shares issuable upon conversion of the Convertible Notes and exercise of the Warrants, as well as 183,131 additional shares of common stock being registered hereunder, which shares may be issued to the Selling Stockholder as the Additional Commitment Shares, and the remainder of which are shares of common stock that we may issue and sell to the Selling Stockholder pursuant to the Purchase Agreement. Janey Baker is the Manager of the Selling Stockholder and may be deemed to beneficially own the securities held by it.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the Selling Stockholder. The common stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

•ordinary brokers’ transactions;

•transactions involving cross or block trades;

•through brokers, dealers, or underwriters who may act solely as agents;

•“at the market” into an existing market for the common stock;

•in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•in privately negotiated transactions; or

•any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from it that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the common stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus by the Selling Stockholder. We have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has it or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. The Selling Stockholder agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the earlier of: (i) the date that all shares offered by this prospectus have been sold by the Selling Stockholder, or (ii) twenty-four months from the date of this prospectus.

Our common stock is traded on The Nasdaq Capital Market under the symbol “SKYQ.”

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on June 17, 2025.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Bevilacqua PLLC, Washington, DC.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2024 and 2023 have been incorporated by reference in this prospectus in reliance upon the report of Tanner LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.skyquarry.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, as amended by Amendment No. 1 filed with the SEC on April 21, 2025, Amendment No. 2 filed with the SEC on June 17, 2025 and Amendment No. 3 filed with the SEC on August 22, 2025;

•our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025 filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

•our Current Reports on Form 8-K filed with the SEC on January 15, 2025, March 3, 2025, April 3, 2025, April 8, 2025, July 15, 2025, July 17, 2025, July 24, 2025, July 30, 2025, August 8, 2025, September 4, 2025 and September 16, 2025; and

•the description of our common stock contained in Exhibit 4.1 to Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2024 filed with the SEC on June 17, 2025, including any amendment or report filed for the purpose of updating such description.

Any statement made in a document incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus or such prospectus supplement to the extent that a statement contained in this prospectus or such prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Sky Quarry Inc., Attn: Secretary, 707 W. 700 S. Suite 101, Woods Cross, UT 84087, or by calling us at (424) 394-1090.

Up to 14,517,227 Shares of Common Stock

SKY QUARRY INC.

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PROSPECTUS

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September 23, 2025